As filed with the Securities and Exchange Commission on August 29, 1997
                                                       Registration No. 33-97490

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PMC-SIERRA, INC.
               (Exact name of issuer as specified in its charter)

         DELAWARE                                        94-2925073
 ------------------------                   ------------------------------------
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                             105 - 8555 Baxter Place
                    Burnaby, British Columbia, Canada V5A 4V7
                    (Address of principal executive offices)

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (800) 677-3394
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                  Neil J. Wolff
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050



Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein is a combined Prospectus relating to this Registration Statement and
                      Registration Statement No. 33-90392.

   Approximate date of commencement of proposed sale to the public under this Registration Statement: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. This Registration Statement also relates to Registration Statement No. 33-90392.

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

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Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------


Subject to Completion
PROSPECTUS SUPPLEMENT
---------------------

                                PMC-SIERRA, INC.

                                EXPLANATORY NOTE

         This Post-effective Amendment No. 4 (the "Amendment") to the Registration Statement on Form S-3 (No. 33-97490) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by PMC-Sierra, Inc., a Delaware corporation incorporated in May 1997 (the "Company"). The Company is the successor to PMC-Sierra, Inc. (formerly named Sierra Semiconductor Corporation), a California corporation ("Sierra"), following a statutory merger (the "Merger") for the purpose of changing Sierra's state of incorporation from California to Delaware, effective as of July 10, 1997. Prior to the Merger, the Company had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, the Company succeeded by operation of law to all of the assets and liabilities of Sierra. The Merger was approved by the shareholders of Sierra at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Except as modified by this Amendment, the Company, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act. Additional information necessary to reflect any material changes made in connection with or resulting from the Merger is set forth below.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents which have been incorporated by reference by the Company's predecessor and made a part of the Prospectus, the following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference and made a part of this Prospectus: (i) the Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and the Current Report on Form 8-K filed on August 8, 1997, filed pursuant to the Exchange Act; (ii) the description of the Company's Capital Stock set forth in Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-15519); and (iii) all reports, definitive proxy statement and other documents filed by the Company with the Commission pursuant to Section
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15  Indemnification of Directors and Officers.
         ------------------------------------------

         The Certificate of Incorporation of the Company eliminates the liability of directors to the Company for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the Company or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

         The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 16     Exhibits.
            ---------

The following exhibits are filed as part of this Registration Statement:

             NUMBER    EXHIBIT DESCRIPTION
             ------    -------------------

             4.1(1)    Certificate of Incorporation of the Company.

             4.2(2)    Bylaws of the Company.

             4.3 Fourth Article of Certificate of Incorporation (included in Exhibit 4.1 above).

             4.4       Specimen of the Company's Common Stock Certificate.

             5.1       Opinion of Counsel as to validity of the Shares.

             23.1      Consent of Counsel (included in Exhibit 5.1 above).

             23.2      Consent of Ernst & Young LLP.

             24.1 Power of Attorney (included on the Signature page to this Amendment).

----------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

(2) Incorporated by reference to Exhibit 3.3 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

                                   SIGNATURES
                                   ----------

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the
Registrant has duly caused this Post-effective Amendment No. 4 to its Registration Statement on Form S-3 (No. 33-97490) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, British Columbia, Canada, on this 26th day of August, 1997.

                                           PMC-SIERRA, INC.

                                           By:  /s/ ROBERT L. BAILEY
                                                --------------------
                                                Robert L. Bailey
                                                Chief Executive Officer
                                                (Principal Executive Officer)
                                                (Duly Authorized Officer)


                                POWER OF ATTORNEY
                                -----------------

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Bailey and John Sullivan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (No. 33-97490), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Post-effective Amendment No. 4 to the Registration Statement on Form S-3 (No. 33-97490) has been signed by the following persons in the capacities and on the dates indicated.


         Signature             Title                                  Date
         ---------             -----                                  ----


/S/ ROBERT L. BAILEY          Director and Chief Executive       August 26, 1997
-----------------------       Officer (Principal Executive
Robert L. Bailey              Officer)


/S/ JOHN SULLIVAN             Vice President, Finance and        August 26, 1997
-----------------------       Chief Financial Officer
John Sullivan                 (Principal Financial and
                              Accounting Officer)


/S/ JAMES V. DILLER           Chairman of the Board of           August 26, 1997
-----------------------       Directors
James V. Diller


/S/ ALEXANDRE BALKANSKI       Director                           August 26, 1997
-----------------------
Alexandre Balkanski


                              Director                           August __, 1997
-----------------------
Colin Beaumont


/S/ MICHAEL L. DIONNE         Director                           August 26, 1997
-----------------------
Michael L. Dionne


/S/ FRANK J. MARSHALL         Director                           August 27, 1997
-----------------------
Frank J. Marshall

                                  EXHIBIT INDEX


             NUMBER       EXHIBIT DESCRIPTION
             ------       -------------------

             4.4          Specimen of the Company's Common Stock Certificate.

             5.1          Opinion of Counsel as to validity of the Shares.

             23.1         Consent of Counsel (included in Exhibit 5.1, above).

             23.2         Consent of Ernst & Young LLP.